Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 21, 2019, in the Supplement dated March 25, 2019 to the Prospectus related to Post Effective Amendment No. 4 to the Registration Statement (Form S-11 No. 333-216037) of FS Credit Real Estate Income Trust, Inc.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 25, 2019